As filed with the Commission on June 10, 1998
                                                  Registration No. 33-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GOLD RESERVE CORPORATION
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Montana                                     81-0266636
     -------------------------------                    -------------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                            601 West Riverside Avenue
                                   Suite 1940
                               Spokane, Washington
             -----------------------------------------------------
                    (Address of principal executive offices)

                                      99201
             -----------------------------------------------------
                                   (Zip Code)

                     GOLD RESERVE 1997 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                                 ROCKNE J. TIMM
                            601 West Riverside Avenue
                                   Suite 1940
                            Spokane, Washington 99201
                                 (509) 623-1500
                     (Name and address of agent for service)
                                 with a copy to:
                                 ALAN G. HARVEY
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 4500
                               Dallas, Texas 75201
                                 (214) 978-3000

      CALCULATION OF REGISTRATION FEE

      Title of Each     Class of          Proposed Maximum    Proposed Maximum    Amount of
      Securities to be  Amount to be      Offering Price Per  Aggregate Offering  Registration
      Registered (1)    Registered (2)    Security (3)        Price (3)           Fee (4)
      ----------------  --------------    ------------------  ------------------  ----------------
      Common Stock,
        no par value
        per share       4,108,889 Shares  $1.891              $7,769,909          $2,292.12

      Preferred Stock
        Purchase
        Rights          4,108,889 Rights  Not Applicable      Not Applicable      Not Applicable(1)

     (1)  Shares of common stock of Gold Reserve Corporation (the
          "Company"), no par value per share (the "Common Stock"), being registered hereby relate to the Gold Reserve 1997 Equity Incentive Plan (the "1997 Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1997 Plan.

     (2) This Registration Statement is also deemed, pursuant to Instruction E to Form S-8, to relate to an aggregate of 2,108,889 shares of Common Stock previously registered on the following registration statements of the Company in connection with predecessor plans, with respect to which registration fees totaling $4,545.02 have been paid: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595).

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on June 8, 1998, as reported on the Nasdaq SmallCap Market.

     (4) In accordance with Rule 457(g), no additional registration fee is required in respect of the Preferred Stock Purchase Rights.

     EXPLANATORY NOTE

     This Registration Statement relates to the registration of the following securities of the Company: up to 4,108,889 shares of Common Stock (including the preferred stock purchase rights attaching thereto) issuable under the 1997 Plan. A total of 4,397,386 shares of Common Stock were registered on the following registration statements of the Company for issuance in connection with predecessor plans to the 1997 Plan: (a) Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b) Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c) Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d) Registration Statement on Form S-8 (Registration No. 033-35595). On June 5, 1997, the stockholders of the Company approved the 1997 Plan. The Company is no longer granting options or restricted stock under the predecessor plans. Shares of Common Stock subject to stock options previously existing under the predecessor plans that as a result of forfeiture to the Company again become subject to reissuance are reissued and administered pursuant to the 1997 Plan. 2,108,889 shares of Common Stock previously registered under such registration statements remain unsold and have not been issued under the predecessor plans (with respect to which registration fees totaling $4,545.02 have been paid) and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at item 89 of section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by, this Registration Statement on Form S-8 filed in connection with the 1997 Plan. None of the 258,300 shares relating to the Company's KSOP Plan registered under the Registration Statement on Form S-8 (Registration No. 33-61113), as amended, are carried forward to, or deemed covered by, the Registration Statement filed hereby.

     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
     ------------------------------------------------
     The documents listed below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (c) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 10 dated July 20, 1982, including all amendments and reports filed for the purpose of updating such descriptions; and the description of the Company's Preferred Stock Purchase Rights as contained in the Company's Registration Statement on Form 8-A filed May 21, 1998, including all amendments and reports filed for the purpose of updating such descriptions.

     Item 4.  Description of Securities
     ----------------------------------
     Not Applicable.

     Item 5.  Interest of Named Experts and Counsel
     ----------------------------------------------
     None.

     Item 6.  Indemnification of Directors and Officers.
     ---------------------------------------------------
     The only statutes, charter provisions, bylaws, contracts or other arrangements under which a controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such are Sections 35-1-451 through 31-1-459 of the Montana Business Corporation Act and Article 7 of the Company's Bylaws. Taken together, these statutory and bylaw provisions generally allow, but sometimes require, the Company to indemnify its directors and officers against liability, and to advance the costs of defending any such person against liability, provided (i) such indemnification or advancement of expenses is authorized by the vote of those directors who are not parties to the proceeding upon which such liability is predicated (or, in certain instances, by alternate disinterested means), (ii) the director or officer was acting on behalf of the Company in his official capacity as a director or officer and (iii) such director or officer conducted himself in good faith and believed his conduct was in, or not opposed to, the best interests of the Company (or in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful). The Company may not indemnify a director or officer, however, if such director or officer is adjudged liable to the Company, or if the director or officer is adjudged to have derived an improper personal benefit.

     Indemnification permitted by these provisions is limited to reasonable expenses incurred in connection with the proceeding upon which liability is predicated, which includes the amount of any such liability actually imposed.

     Sections 35-1-141 through 35-1-459 of the Montana Business Corporation Act are set forth in their entirety as follows:

     35-1-451.  DEFINITIONS.
     -----------------------
                As used in 35-1-451 through 35-1-459, the following definitions apply:

        (1) "CORPORATION" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

        (2)(a) "DIRECTOR" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

        (2)(b) Director includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3)     "EXPENSES" include attorney fees.

        (4) "LIABILITY" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

        (5)(a) "OFFICIAL CAPACITY" means: (i) when used with respect to a director, the office of director in a corporation; or (ii) when used with respect to an individual other than a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

        (5)(b) Official capacity does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

        (6) "PARTY" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (7) "PROCEEDING" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     35-1-452.  AUTHORITY TO INDEMNIFY.
     ----------------------------------
        (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if: (a) he conducted himself in good faith; (b) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

        (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)(ii).

        (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determination that the director did not meet the standard of conduct described in this section.

        (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


     35-1-453.  MANDATORY INDEMNIFICATION.
     -------------------------------------
                Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.


     35-1-454.  ADVANCE FOR EXPENSES.
     --------------------------------
        (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (a) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in 35-1-452; (b) the director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under 35-1-451 through 35-1-459.

        (2) The undertaking required by subsection (1)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

        (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

     35-1-455. COURT-ORDERED INDEMNIFICATION.
     ----------------------------------------
                Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:
                (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expense incurred in obtaining court-ordered indemnification; or (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-454(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.


     35-1-456.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.
     --------------------------------------------------------------
        (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

        (2) The determination must be made: (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if a quorum cannot be obtained under subsection (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subsection (2)(a) or (2)(b); or (ii) if a quorum of the board of directors cannot be obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by a majority vote of the full board of directors in which selected directors who are parties may participate; or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.


     35-1-457.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.
     --------------------------------------------------------------
                Unless a corporation's articles of incorporation provide otherwise:

        (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1- 453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as a director;

        (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

        (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


     35-1-458.  INSURANCE.
     ---------------------
                A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under 35-1-452 or 35-1-453.

     35-1-459.  APPLICATION.
     -----------------------
        (1) A provision treating a corporation's indemnification of or advance for expenses to directors that is contained in its articles of incorporation, its bylaws, a resolution of its shareholders or board of directors, a contract, or other instrument is valid only if and to the extent the provision is consistent with 35-1-451 through 35-1-459. If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles of incorporation.

        (2) Sections 35-1-451 through 45-1-459 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.


     Article 7 of the Company's Bylaws is set forth in its entirety as follows:

     ARTICLE 7
     ---------
     Indemnification of Officers, Directors, Employees, and Other Agents

     7.1 DIRECTORS AND OFFICERS. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Montana Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Montana Business Corporation Act permitted the corporation to provide prior to such amendment).

     7.2 EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its employees and other agents as set forth in the Montana Business Corporation Act.

     7.3 NO PRESUMPTION OF BAD FAITH. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed, in the case of conduct in the person's official capacity, the person's conduct was in the corporation's best interests and in all other cases, the person's conduct was at least not opposed to the corporation's best interests, and with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was lawful.

     7.4 ADVANCES OF EXPENSES. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

           A. furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and

           B. furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the expenses and without regard to the person's ultimate entitlement to indemnification under this bylaw or otherwise.

     7.5 ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of the Montana Business Corporation Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or
           (b) no disposition of such claim is made within ninety days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Montana Business Corporation Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Montana Business Corporation Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     7.6 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the articles of incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

     7.7 SURVIVAL OF RIGHTS. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     7.8 INSURANCE. To the fullest extent permitted by the Montana Business Corporation Act, the corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

     7.9 AMENDMENTS. Any repeal of this bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     7.10 SAVINGS CLAUSE. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

     7.11 CERTAIN DEFINITIONS. For the purposes of this bylaw, the following definitions shall apply:

           A. "CORPORATION" shall include any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction, and any domestic or foreign subsidiary corporation.

           B. "DIRECTOR" shall mean an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

           C.  "EXPENSES" shall include counsel fees.

           D. "OFFICIAL CAPACITY" shall mean: when used in regard to a director, the office of director in a corporation or to an individual other than a director, as contemplated in the Montana Business Corporation Act, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

           E. "PROCEEDING" shall mean any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


     Item 7.  Exemption from Registration Claimed.
     ----------------------------------------------
     Not Applicable.

     Item 8.  Exhibits.
     ------------------
     Exhibit
     Number    Description
     -------   -----------------------------------------------------------
     4.1       Gold Reserve 1997 Equity Incentive Plan*

     4.2 Articles of Incorporation of the Registrant, as amended on July 16, 1973. Filed as Exhibit E to the Registrant's Registration Statement on Form 10 dated July 20, 1982 and incorporated by reference herein.

     4.3 Amendment to Articles of Incorporation of the Company, dated June 16, 1997*

     4.4 Bylaws of the Company, as amended, dated March 4, 1993 (incorporated by reference to Exhibit No. 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992)

     Exhibit
     Number    Description
     -------   -----------------------------------------------------------
     4.5       Shareholder Rights Plan Agreement, dated April 2, 1997
               between the Company and Montreal Trust Company of Canada as rights agent (incorporated by reference to Schedule B to the Company's Proxy Statement for Annual Meeting of
               Shareholders, SEC File No. 001-08372, dated April 14, 1997)

     5.1       Form of Opinion of Winston & Cashatt*

     23.1      Consent of Coopers & Lybrand, L.L.P.*

     23.2      Consent of Winston &Cashatt (included in Exhibit 5.1)*

     24.1      Power of attorney (see signature pages of Registration
               Statement)*
     ________________
     *  Filed herewith.


     Item 9.  Undertakings.
     ----------------------
               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 10, 1998.


                         GOLD RESERVE CORPORATION


                         By:  /s/ Rockne J. Timm
                             ---------------------------------------------
                             Name:  ROCKNE J. TIMM
                             Title: President and Chief Executive Officer POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      /s/ Rockne J. Timm                President, Chief Executive Officer and
      --------------------------------  Director (Principal Executive Officer)      June 10, 1998
      ROCKNE J. TIMM


      /s/ Robert A. McGuinness          Vice President of Finance and Chief
      --------------------------------  Financial Officer (Principal Financial
      ROBERT A. McGUINNESS              and Accounting Officer)                     June 10, 1998


      /s/ A. Douglas Belanger           Executive Vice President, Secretary and
      --------------------------------  Director                                    June 10, 1998
      A. DOUGLAS BELANGER


      /s/ James P. Geyer                Senior Vice President and Director          June 10, 1998
      --------------------------------
      JAMES P. GEYER


      /s/ James H. Coleman              Director                                    June 10, 1998
      --------------------------------
      JAMES H. COLEMAN


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      /s/ Patrick D. McChesney          Director                                    June 10, 1998
      --------------------------------
      PATRICK D. McCHESNEY


      /s/ Chris D. Mikkelsen            Director                                    June 10, 1998
      --------------------------------
      CHRIS D. MIKKELSEN


      /s/ Jean Charles Potvin           Director                                    June 10, 1998
      --------------------------------
      JEAN CHARLES POTVIN

     EXHIBIT INDEX

     Exhibit
     Number    Description
     --------  ------------------------------------------------------------
     4.1       Gold Reserve 1997 Equity Incentive Plan

     4.2 Articles of Incorporation of the Registrant, as amended on July 16, 1973. Filed as Exhibit E to the Registrant's Registration Statement on Form 10 dated July 20, 1982 and incorporated by reference herein.

     4.3 Amendment to Articles of Incorporation of the Company, dated June 16, 1997

     4.4 Bylaws of the Company, as amended, dated March 4, 1993 (incorporated by reference to Exhibit No. 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31,
               1992)

     4.5 Shareholder Rights Plan Agreement, dated April 2, 1997 between the Company and Montreal Trust Company of Canada as rights agent (incorporated by reference to Schedule B to the Company's Proxy Statement for Annual Meeting of Shareholders, SEC File No. 001-08372, dated April 14, 1997)

     5.1       Form of Opinion of Winston & Cashatt

     23.1      Consent of Coopers & Lybrand, L.L.P.

     23.2      Consent of Winston &Cashatt (included in Exhibit 5.1)

     24.1      Power of attorney (see signature pages of Registration
               Statement)